Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

June 30, 2022

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2022
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2022 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	19
Portfolio Composition by Tenant Category	20
Leasing Activity	21
Leases Executed but Not Yet Rent Commenced	22
Retail Portfolio Lease Expiration Schedules	23

Property Data
Property Status Report	25
Property Acquisitions and Dispositions	28
Development, Redevelopment and Anchor Repositioning Projects	29

Debt Schedules
Debt Summary	31
Mortgage Debt Summary	32
Debt Maturity Schedule	33

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2022 Results

NEW YORK, NY, August 3, 2022 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended June 30, 2022.
“We achieved record levels of leasing activity in the quarter with the highest volume in over six years,” said Jeff Olson, Chairman and CEO. “We are building on our leasing momentum by attracting high-quality tenants that best meet the needs of the surrounding communities.”

Financial Results(1)(2)
•Generated net income attributable to common shareholders of $11.6 million, or $0.10 per diluted share, for the second quarter of 2022 compared to $12.5 million, or $0.11 per diluted share, for the second quarter of 2021 and $21.1 million, or $0.18 per diluted share, for the six months ended June 30, 2022 compared to $32.5 million, or $0.28 per diluted share, for the six months ended June 30, 2021.
•Generated Funds from Operations ("FFO") applicable to diluted common shareholders of $36.2 million, or $0.30 per share, for the quarter compared to $35.4 million, or $0.29 per share, for the second quarter of 2021 and $70.4 million, or $0.58 per share, for the six months ended June 30, 2022 compared to $67.2 million, or $0.55 per share, for the six months ended June 30, 2021.
•Generated FFO as Adjusted of $36.8 million, or $0.30 per share, for the quarter compared to $34.5 million, or $0.28 per share, for the second quarter of 2021 and $71.4 million, or $0.58 per share, for the six months ended June 30, 2022 compared to $66.8 million, or $0.55 per share for the six months ended June 30, 2021.
Operating Results(1)(3)
•Increased same-property Net Operating Income ("NOI") by 1.2% compared to the second quarter of 2021. The second quarter of 2021 benefited from elevated receipts related to amounts previously deemed uncollectible. Excluding these amounts in both periods, same-property NOI growth would have been 6.0%.
•Same-property NOI, including properties in redevelopment, was flat compared to the second quarter of 2021. The second quarter of 2021 benefited from elevated receipts related to amounts previously deemed uncollectible. Excluding these amounts in both periods, same-property NOI growth, including properties in redevelopment, would have been 4.2%.
•Reported same-property portfolio leased occupancy of 94.9%, an increase of 100 basis points compared to March 31, 2022 and an increase of 270 basis points compared to June 30, 2021.
•Executed record leasing, including 37 new leases, renewals and options totaling 716,000 square feet ("sf") during the quarter, which generated average rent spreads of 9.6% on a cash basis and 19.0% on a straight-line basis.
•Issued our 2021 Environmental, Social and Governance report, highlighting significant progress advancing LED lighting, waste recycling, diversity, equity and inclusion, and charitable programs among other goals.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of June 30, 2022 include:
•Total liquidity of approximately $771 million, comprised of $171 million of cash on hand and $600 million available under our revolving credit agreement.
•Mortgages payable of $1.7 billion with a weighted average term to maturity of 4.6 years.
•Total market capitalization of approximately $3.6 billion, comprised of 122.6 million fully-diluted common shares valued at $1.9 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 43%.

Leasing, Development and Redevelopment
The Company executed 290,000 sf of new leases during the second quarter. New anchor leases include a 63,000 sf Ralph’s Food Warehouse and Urology Hub, an 18,000 sf medical office, to open in a portion of the prior Kmart space at The Outlets at Montehiedra, Nemours Children's Health at Broomall, and a 62,000 sf kosher grocer, Bingo Wholesale, at Burnside Commons.
The Company commenced $20.7 million of redevelopment projects during the quarter, including the previously mentioned anchor leases, resulting in a total of $205.8 million of active redevelopment projects under way, with estimated remaining costs to complete of $134.9 million. The active redevelopment projects are expected to generate an approximate 10% unleveraged yield.
During the quarter, the Company completed three redevelopment projects aggregating $22.9 million upon rent commencement of AAA Wholesale Group, the industrial conversion of our property in Lodi, NJ, Amazon Fresh in Broomall, PA, and Five Below and Skechers at Tonnelle Commons in North Bergen, NJ.
The Company has signed leases that have not yet rent commenced that are expected to generate $22.9 million of future annual gross rent, representing approximately 10% of current annualized NOI. Approximately $1.4 million of this amount is expected to be recognized during the remainder of 2022.

Acquisition Activity
On June 8, 2022, the Company closed on the acquisition of The Shops at Riverwood, a 78,000 sf grocery-anchored shopping center for a purchase price of $32.9 million. The center, which is located in the greater Boston area, is fully occupied and has an attractive and diverse mix of tenants. The initial in-place unleveraged yield on this transaction is approximately 6% and was partially funded with a 7-year, $21.5 million non-recourse mortgage with a fixed interest rate of 4.25%. This acquisition supports our overall strategy of acquiring high-quality, infill real estate with future growth potential.

Financing Activity
During June 2022, the Company refinanced the mortgage secured by its property Plaza at Woodbridge, located in Woodbridge, NJ, with a new $52.9 million, 5-year mortgage at a rate of 2.26% plus one-month Secured Overnight Financing Rate (“SOFR”). The Company also refinanced the mortgage secured by its property Plaza at Cherry Hill, located in Cherry Hill, NJ, with a new $29 million, 3-year mortgage that bears interest at the Prime Rate plus 50 basis points.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on August 3, 2022 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13730150. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting August 3, 2022 at 11:30am ET through August 17, 2022 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13730150.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended June 30, 2022.
(3) Refer to page 6 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended June 30, 2022.
(4) Net debt as of June 30, 2022 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $171 million.
(5) Refer to page 16 for the calculation of market capitalization as of June 30, 2022.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 69 and 68 properties for the three and six months ended June 30, 2022 and 2021, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.

•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of June 30, 2022, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 69 and 68 properties for the three and six months ended June 30, 2022 and 2021, respectively. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company provides disclosure on the portfolio composition by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local vs. regional/national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and six months ended June 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net income	$12,009	$12,981	$21,543	$33,697
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(506)	(584)	(893)	(1,459)
Consolidated subsidiaries	123	150	462	229
Net income attributable to common shareholders	11,626	12,547	21,112	32,467
Adjustments:
Rental property depreciation and amortization	24,457	22,272	48,755	44,958
Gain on sale of real estate	(353)	—	(353)	(11,722)
Limited partnership interests in operating partnership	506	584	893	1,459
FFO Applicable to diluted common shareholders	36,236	35,403	70,407	67,162
FFO per diluted common share(1)	0.30	0.29	0.58	0.55
Adjustments to FFO:
Transaction, severance and other expenses (income)	635	120	1,132	(257)
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(46)	(239)	(133)	634
Tenant bankruptcy settlement income	—	(286)	(36)	(286)
Tax impact of Puerto Rico transactions	—	(490)	—	(490)
FFO as Adjusted applicable to diluted common shareholders	$36,825	$34,508	$71,370	$66,763
FFO as Adjusted per diluted common share(1)	$0.30	$0.28	$0.58	$0.55

Weighted Average diluted common shares(1)	122,512	122,485	122,351	122,327
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended June 30, 2022 and 2021 and the six months ended June 30, 2022 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and six months ended June 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of NOI and same-property NOI.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net income	$12,009	$12,981	$21,543	$33,697
Other (income) expense	(91)	161	(530)	(450)
Depreciation and amortization	24,691	22,488	49,218	45,363
General and administrative expense	10,634	9,484	21,755	18,152
Gain on sale of real estate	(353)	—	(353)	(11,722)
Interest income	(214)	(90)	(419)	(226)
Interest and debt expense	14,241	14,728	28,245	29,555
Income tax expense (benefit)	711	(34)	1,616	201
Non-cash revenue and expenses	(1,980)	(2,482)	(4,365)	(3,755)
NOI	59,648	57,236	116,710	110,815
Adjustments:
Non-same property NOI and other(1)	(7,362)	(5,987)	(14,989)	(11,646)
Sunrise Mall net operating loss	347	1,028	1,701	1,638
Tenant bankruptcy settlement income and lease termination income	—	(286)	(110)	(762)
Same-property NOI	$52,633	$51,991	$103,312	$100,045
NOI related to properties being redeveloped	4,627	5,262	8,966	10,254
Same-property NOI including properties in redevelopment	$57,260	$57,253	$112,278	$110,299
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and six months ended June 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net income	$12,009	$12,981	$21,543	$33,697
Depreciation and amortization	24,691	22,488	49,218	45,363
Interest and debt expense	14,241	14,728	28,245	29,555
Income tax expense (benefit)	711	(34)	1,616	201
Gain on sale of real estate	(353)	—	(353)	(11,722)
EBITDAre	51,299	50,163	100,269	97,094
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses (income)	635	120	1,132	(257)
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(46)	(239)	(133)	634
Tenant bankruptcy settlement income	—	(286)	(36)	(286)
Adjusted EBITDAre	$51,888	$49,758	$101,232	$97,185

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 76 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic and related COVID-19 variants, including its impact on our retail tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of June 30, 2022

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2022 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three Months Ended		Six Months Ended
Summary Financial Results	June 30, 2022		June 30, 2022
Total revenue	$97,854		$198,055
General & administrative expenses (G&A)	$10,634		$21,755
Net income attributable to common shareholders	$11,626		$21,112
Earnings per diluted share	$0.10		$0.18
Adjusted EBITDAre(7)	$51,888		$101,232
Funds from operations (FFO)	$36,236		$70,407
FFO per diluted common share	$0.30		$0.58
FFO as Adjusted	$36,825		$71,370
FFO as Adjusted per diluted common share	$0.30		$0.58
Total dividends declared per share	$0.16		$0.32
Stock closing price low-high range (NYSE)	$14.53 to $19.60		$14.53 to $19.76
Weighted average diluted shares used in EPS computations(1)	117,427		117,410
Weighted average diluted common shares used in FFO computations(1)	122,512		122,351

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	76 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,534,000
Weighted average annual rent psf - retail portfolio(3)(5)	$19.82
Consolidated portfolio leased occupancy at end of period(9)	88.1%
Consolidated retail portfolio leased occupancy at end of period(5)	92.5%
Same-property portfolio leased occupancy at end of period(2)	94.9%
Same-property physical occupancy at end of period(4)(2)	90.0%
Same-property NOI growth(2)	1.2%		3.3%
Same-property NOI growth, including redevelopment properties	—%		1.8%
NOI margin - total portfolio	62.5%		60.6%
Expense recovery ratio - total portfolio	82.2%		82.0%
New, renewal and option rent spread - cash basis(8)	9.6%		8.2%
New, renewal and option rent spread - GAAP basis(8)	19.0%		17.8%
Net debt to total market capitalization(6)	43.0%		43.0%
Net debt to Adjusted EBITDAre(6)	7.4	x	7.6	x
Adjusted EBITDAre to interest expense(7)	3.9	x	3.8	x
Adjusted EBITDAre to fixed charges(7)	2.9	x	2.8	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2022 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 1.3 million square feet of industrial properties, 1.2 million square feet for Sunrise Mall and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our industrial portfolio was $7.18.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes industrial and self-storage.
(6) See computation for the quarter ended June 30, 2022 on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 21.
(9) Excluding Sunrise Mall, consolidated portfolio leased occupancy is 91.9%.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2022 (unaudited) and December 31, 2021
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
ASSETS
Real estate, at cost:
Land	$546,913	$543,827
Buildings and improvements	2,455,859	2,441,797
Construction in progress	258,330	212,296
Furniture, fixtures and equipment	7,922	7,530
Total	3,269,024	3,205,450
Accumulated depreciation and amortization	(775,931)	(753,947)
Real estate, net	2,493,093	2,451,503
Operating lease right-of-use assets	65,858	69,361
Cash and cash equivalents	125,483	164,478
Restricted cash	45,838	55,358
Tenant and other receivables	14,366	15,812
Receivable arising from the straight-lining of rents	63,749	62,692
Identified intangible assets, net of accumulated amortization of $39,845 and $37,361, respectively	68,886	71,107
Deferred leasing costs, net of accumulated amortization of $19,006 and $17,641, respectively	21,049	20,694
Prepaid expenses and other assets	71,977	74,111
Total assets	$2,970,299	$2,985,116

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,699,844	$1,687,190
Operating lease liabilities	61,265	64,578
Accounts payable, accrued expenses and other liabilities	74,913	84,829
Identified intangible liabilities, net of accumulated amortization of $38,026 and $35,029, respectively	97,327	100,625
Total liabilities	1,933,349	1,937,222
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,442,769 and 117,147,986 shares issued and outstanding, respectively	1,173	1,170
Additional paid-in capital	1,002,679	1,001,253
Accumulated other comprehensive loss	(52)	—
Accumulated deficit	(23,568)	(7,091)
Noncontrolling interests:
Operating partnership	42,771	39,616
Consolidated subsidiaries	13,947	12,946
Total equity	1,036,950	1,047,894
Total liabilities and equity	$2,970,299	$2,985,116

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2022 and 2021 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE
Rental revenue	$97,454	$93,653	$196,870	$188,272
Other income	400	353	1,185	1,395
Total revenue	97,854	94,006	198,055	189,667
EXPENSES
Depreciation and amortization	24,691	22,488	49,218	45,363
Real estate taxes	15,456	15,363	31,431	31,964
Property operating	17,596	15,891	38,801	36,182
General and administrative	10,634	9,484	21,755	18,152
Lease expense	3,083	3,195	6,218	6,501
Total expenses	71,460	66,421	147,423	138,162
Gain on sale of real estate	353	—	353	11,722
Interest income	214	90	419	226
Interest and debt expense	(14,241)	(14,728)	(28,245)	(29,555)
Income before income taxes	12,720	12,947	23,159	33,898
Income tax (expense) benefit	(711)	34	(1,616)	(201)
Net income	12,009	12,981	21,543	33,697
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(506)	(584)	(893)	(1,459)
Consolidated subsidiaries	123	150	462	229
Net income attributable to common shareholders	$11,626	$12,547	$21,112	$32,467

Earnings per common share - Basic:	$0.10	$0.11	$0.18	$0.28
Earnings per common share - Diluted:	$0.10	$0.11	$0.18	$0.28
Weighted average shares outstanding - Basic	117,364	116,981	117,347	116,969
Weighted average shares outstanding - Diluted	117,427	117,034	117,410	122,327

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2022 and 2021
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2022	2021		2022	2021
Total NOI(1)
Total revenue	$95,460	$91,327	4.5%	$192,485	$184,673	4.2%
Total property operating expenses	(35,812)	(34,091)	5.0%	(75,775)	(73,858)	2.6%
NOI - total portfolio	$59,648	$57,236	4.2%	$116,710	$110,815	5.3%

NOI margin (NOI / Total revenue)	62.5%	62.7%		60.6%	60.0%

Same-property NOI(1)(2)
Property rentals	$59,661	$58,001		$119,126	$115,910
Tenant expense reimbursements	21,760	20,847		46,100	45,592
Rental revenue deemed uncollectible	851	2,322		141	1,058
Total revenue	82,272	81,170		165,367	162,560
Real estate taxes	(13,144)	(13,710)		(26,201)	(27,696)
Property operating	(13,648)	(12,633)		(30,158)	(29,163)
Lease expense	(2,847)	(2,836)		(5,696)	(5,656)
Total property operating expenses	(29,639)	(29,179)		(62,055)	(62,515)
Same-property NOI(1)(2)	$52,633	$51,991	1.2%	$103,312	$100,045	3.3%

NOI related to properties being redeveloped	$4,627	$5,262		$8,966	$10,254
Same-property NOI including properties in redevelopment(1)	$57,260	$57,253	—%	$112,278	$110,299	1.8%

Same-property physical occupancy	90.0%	89.2%		90.0%	89.1%
Same-property leased occupancy	94.9%	92.2%		94.8%	92.1%
Number of properties included in same-property analysis	69			68

(1) NOI excludes non-cash revenue and expenses. Refer to page 6 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired or disposed in the comparative periods and Sunrise Mall.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and six months ended June 30, 2022 and 2021
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
Net income	$12,009		$12,981		$21,543		$33,697
Depreciation and amortization	24,691		22,488		49,218		45,363
Interest expense	13,453		13,983		26,712		28,053
Amortization of deferred financing costs	788		745		1,533		1,502
Income tax expense (benefit)	711		(34)		1,616		201
Gain on sale of real estate	(353)		—		(353)		(11,722)
EBITDAre	51,299		50,163		100,269		97,094
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses (income)	635		120		1,132		(257)
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(46)		(239)		(133)		634
Tenant bankruptcy settlement income	—		(286)		(36)		(286)
Adjusted EBITDAre	$51,888		$49,758		$101,232		$97,185

Interest expense	$13,453		$13,983		$26,712		$28,053

Adjusted EBITDAre to interest expense	3.9	x	3.6	x	3.8	x	3.5	x

Fixed charges
Interest expense	$13,453		$13,983		$26,712		$28,053
Scheduled principal amortization	4,502		2,958		8,872		5,631
Total fixed charges	$17,955		$16,941		$35,584		$33,684

Adjusted EBITDAre to fixed charges	2.9	x	2.9	x	2.8	x	2.9	x

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2022
(in thousands, except per share amounts)

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income	$12,009	$0.10	$21,543	$0.18
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(506)	—	(893)	(0.01)
Consolidated subsidiaries	123	—	462	—
Net income attributable to common shareholders	11,626	0.10	21,112	0.17
Adjustments:
Rental property depreciation and amortization	24,457	0.20	48,755	0.40
Gain on sale of real estate	(353)	—	(353)	—
Limited partnership interests in operating partnership(1)	506	—	893	0.01
FFO applicable to diluted common shareholders	36,236	0.30	70,407	0.58
Adjustments to FFO:
Transaction, severance and other expenses	635	0.01	1,132	0.01
Reinstatement of receivables arising from the straight-lining of rents, net	(46)	—	(133)	—
Tenant bankruptcy settlement income	—	—	(36)	—
FFO as Adjusted applicable to diluted common shareholders	$36,825	$0.30	$71,370	$0.58

Weighted average diluted shares used to calculate EPS	117,427		117,410
Assumed conversion of OP and LTIP Units to common shares	5,085		4,941
Weighted average diluted common shares - FFO	122,512		122,351
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of June 30, 2022
(in thousands, except share amounts)

	June 30, 2022
Closing market price of common shares	$15.21

Basic common shares	117,442,769
OP and LTIP units	5,124,493
Diluted common shares	122,567,262

Equity market capitalization	$1,864,248

Total consolidated debt(1)	$1,708,637
Cash and cash equivalents including restricted cash	(171,321)
Net debt	$1,537,316

Net Debt to annualized Adjusted EBITDAre	7.4	x

Total consolidated debt(1)	$1,708,637
Equity market capitalization	1,864,248
Total market capitalization	$3,572,885

Net debt to total market capitalization at applicable market price	43.0%

Cash and cash equivalents including restricted cash	$171,321
Available under unsecured credit facility	600,000
Total liquidity	$771,321

(1) Total consolidated debt excludes unamortized debt issuance costs of $8.8 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Rental Revenue:
Property rentals(1)	$71,970	$68,323	$144,336	$136,356
Tenant expense reimbursements	24,786	23,871	52,521	53,092
Rental revenue deemed uncollectible	698	1,459	13	(1,176)
Total rental revenue	$97,454	$93,653	$196,870	$188,272

Composition of Rental Revenue for the Quarter Ended June 30, 2022

(in thousands)	Three Months Ended June 30, 2022
Collected property rentals and tenant expense reimbursements from second quarter billings(2)	$89,479
Uncollected property rentals and tenant expense reimbursements from second quarter billings(2)
Reserved	1,338
Accrued - unreserved	4,650
Total property rentals and tenant expense reimbursements before non-cash adjustments from second quarter billings(3)	95,467
Non-cash adjustments(4)	1,289
Rental revenue deemed uncollectible	698
Total rental revenue recognized	$97,454

Composition of Rental Revenue Deemed Uncollectible

(in thousands)	Three Months Ended June 30, 2022
Rental revenue deemed uncollectible
Amounts billed in second quarter deemed uncollectible	$1,338
Amounts billed prior to second quarter now deemed uncollectible	260
Recovery of amounts deemed uncollectible in prior periods	(2,296)
Total rental revenue deemed uncollectible(5)	$(698)

Tenant and Other Receivables

As of June 30, 2022
(in thousands)
Tenant and other receivables billed	$30,073
Revenue deemed uncollectible	(15,707)
Tenant and other receivables deemed collectible	$14,366

(1) Percentage rents for the three and six months ended June 30, 2022 were $0.3 million and $1.5 million, respectively, and $0.3 million and $0.7 million for the same periods in 2021.
(2) The Company has collected 99% of second quarter base rents as of July 28, 2022. During the quarter ended June 30, 2022, the Company completed year-end recovery true-up billings for common area charges incurred in 2021. Further collection of these amounts is anticipated in the subsequent quarter.
(3) Total second quarter billings include $5.7 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. The Company had 133 leases with rental revenue being recognized on a cash-basis, which represented approximately 5.9% of total portfolio ABR as of June 30, 2022.
(4) Amount comprises straight-line rents, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the second quarter.
(5) Rental revenue deemed uncollectible pertaining to cash basis tenants was an expense of $0.5 million consisting of $1.1 million of charges, offset by $0.6 million of amounts recovered in the quarter.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

Status of Rent Deferrals
As of June 30, 2022, the Company has executed or approved deferral agreements amounting to $11.7 million with a weighted average remaining payback period of 24 months and has collected 99.5% of the deferral payments due:

	As of June 30, 2022
(in thousands)	Unbilled	Rebilled and Collected	Rebilled and Uncollected	Total
Accrual basis	$1,340	$6,484	$—	$7,824
Cash basis	2,471	1,371	37	3,879
Total	$3,811	$7,855	$37	$11,703

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Certain Non-Cash Items:
Straight-line rents(1)	$546	$274	$1,057	$(690)
Amortization of below-market lease intangibles, net(1)	1,533	2,342	3,507	4,754
Lease expense GAAP adjustments(2)	(99)	(134)	(198)	(308)
Amortization of deferred financing costs(3)	(788)	(745)	(1,533)	(1,502)
Capitalized interest(3)	1,957	266	3,690	347
Share-based compensation expense(4)	(2,500)	(2,726)	(5,097)	(5,409)

Capital Expenditures:(5)
Development and redevelopment costs	$23,347	$8,406	$38,909	$13,729
Maintenance capital expenditures	4,920	1,626	8,238	3,831
Leasing commissions	507	459	662	778
Tenant improvements and allowances	753	1,519	951	1,791
Total capital expenditures	$29,527	$12,010	$48,760	$20,129

	June 30, 2022	December 31, 2021
Accounts Payable, Accrued Expenses and Other Liabilities:
Deferred tenant revenue	$22,838	$28,898
Accrued capital expenditures and leasing costs	18,523	19,164
Accrued interest payable	10,225	9,879
Other liabilities and accrued expenses	8,162	8,057
Security deposits	7,145	6,693
Accrued payroll expenses	5,010	9,134
Finance lease liability	3,010	3,004
Total accounts payable, accrued expenses and other liabilities	$74,913	$84,829

(1) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income. There was no material impact for straight-line write-offs or reinstatements for the three months ended June 30, 2022. During the three months ended June 30, 2021 the Company reinstated $0.2 million of receivables arising from the straight-lining of rents, net of write-offs for tenants moved back to accrual basis accounting. During the six months ended June 30, 2022, the Company reinstated $0.1 million of receivables arising from the straight-lining of rents, net of write-offs, compared to a write-off of $0.6 million, net of reinstatements, for tenants moved to cash basis accounting for the six months ended June 30, 2021.
(2) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(3) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(5) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2022

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot	6	808,926	4.7%	$15,731,153	5.6%	$19.45	13.8
The TJX Companies(2)	22	714,731	4.2%	14,437,720	5.2%	20.20	4.7
Lowe's Companies	6	976,415	5.7%	8,946,256	3.2%	9.16	5.5
Best Buy	8	359,551	2.1%	8,568,106	3.1%	23.83	3.9
Walmart	5	708,435	4.1%	7,479,449	2.7%	10.56	5.9
Burlington	7	415,828	2.4%	7,200,733	2.6%	17.32	6.6
Kohl's	7	633,345	3.7%	6,650,369	2.4%	10.50	4.6
PetSmart	10	228,869	1.3%	5,843,768	2.1%	25.53	3.7
BJ's Wholesale Club	4	454,297	2.7%	5,771,563	2.1%	12.70	7.8
Ahold Delhaize (Stop & Shop)	5	362,696	2.1%	5,429,430	1.9%	14.97	6.2
Target Corporation	3	335,937	2.0%	5,290,952	1.9%	15.75	10.3
ShopRite	4	296,018	1.7%	5,241,942	1.9%	17.71	10.0
LA Fitness	6	287,420	1.7%	5,053,088	1.8%	17.58	7.2
Amazon(3)	3	145,279	0.8%	4,717,885	1.7%	32.47	8.7
The Gap(4)	11	166,032	1.0%	4,693,166	1.7%	28.27	3.3
Staples	8	167,832	1.0%	3,541,704	1.3%	21.10	2.8
Bob's Discount Furniture	4	170,931	1.0%	3,251,494	1.2%	19.02	4.8
Bed Bath & Beyond(5)	7	205,673	1.2%	3,017,257	1.1%	14.67	5.6
24 Hour Fitness	1	53,750	0.3%	2,700,000	1.0%	50.23	9.5
Anthropologie	1	31,450	0.2%	2,531,725	0.9%	80.50	6.3
Planet Fitness	5	101,046	0.6%	2,415,325	0.9%	23.90	8.6
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.8%	11.01	6.4
Dick's Sporting Goods	3	153,910	0.9%	2,313,322	0.8%	15.03	2.2
Nordstrom	2	66,561	0.4%	2,284,902	0.8%	34.33	2.6
Visiting Nurse Services of NY(6)	1	58,387	0.3%	2,060,539	0.7%	35.29	—

Total/Weighted Average	143	8,118,573	47.4%	$137,542,345	49.4%	$16.94	6.7

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (4), HomeGoods (3) and Homesense (1).
(3) Includes Whole Foods (2) and Amazon Fresh (1)
(4) Includes Old Navy (8), Gap (2) and Banana Republic (1).
(5) Includes Bed Bath & Beyond (3), Harmon Face Values (3) and buybuy Baby (1).
(6) The lease with Visiting Nurse Services of NY expired June 30, 2022. The tenant is currently paying rent on a month-to-month basis while lease extension negotiations are underway.

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
PORTFOLIO COMPOSITION BY TENANT CATEGORY
As of June 30, 2022

The Company's portfolio is primarily made up of national and regional anchor tenants (>10,000 sf), which account for approximately 66% of our annualized base rent and 73% of our total gross leasable area. The charts below illustrate the portfolio composition by annualized base rent and by gross leasable area by tenant category, highlighting our limited exposure to local tenants of approximately 13% of annualized base rent.

Portfolio ABR by Category
Anchors - Local, 3%
Shops - Local, 10%
Shops - National/Regional, 17%
Industrial/Self-storage, 4%
Anchors - National/Regional, 66%

Portfolio GLA by Category
Anchors - Local, 4%
Shops - Local, 6%
Shops - National/Regional, 8%
Industrial/Self-storage, 9%
Anchors - National/Regional, 73%

Note: Percentages shown in the charts above include both current leases and signed leases that have not commenced on vacant spaces and exclude Sunrise Mall. See "Operating Metrics" on page 4 for definitions of anchors, shops, national, regional and local.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and six months ended June 30, 2022

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	20	20	31	31
Total square feet	290,448	290,448	389,293	389,293
Number of same space leases	20	20	28	28
Same space square feet	290,448	290,448	347,206	347,206
Prior rent per square foot	$19.08	$20.48	$18.92	$20.06
New rent per square foot	$23.80	$21.95	$23.75	$21.87
Same space weighted average lease term (years)	13.5	13.5	12.6	12.6
Same space TIs per square foot	N/A	$16.98	N/A	$17.91
Rent spread	24.7%	7.2%	25.5%	9.0%

Renewals & Options
Number of leases executed	17	17	39	39
Total square feet	425,197	425,197	634,100	634,100
Number of same space leases	17	17	39	39
Same space square feet	425,197	425,197	634,100	634,100
Prior rent per square foot	$14.48	$14.49	$15.89	$16.43
New rent per square foot	$16.48	$16.23	$17.91	$17.71
Same space weighted average lease term (years)	5.6	5.6	5.3	5.3
Same space TIs per square foot	N/A	$—	N/A	$—
Rent spread	13.8%	12.0%	12.7%	7.8%

Total New Leases and Renewals & Options
Number of leases executed	37	37	70	70
Total square feet	715,645	715,645	1,023,393	1,023,393
Number of same space leases	37	37	67	67
Same space square feet	715,645	715,645	981,306	981,306
Prior rent per square foot	$16.35	$16.92	$16.96	$17.72
New rent per square foot	$19.45	$18.55	$19.98	$19.18
Same space weighted average lease term (years)	8.8	8.8	7.9	7.9
Same space TIs per square foot	N/A	$6.89	N/A	$6.34
Rent spread	19.0%	9.6%	17.8%	8.2%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of June 30, 2022

The Company has signed leases that have not yet rent commenced that are expected to generate an additional $22.9 million of future annual gross rent, representing approximately 10% of current annualized NOI. Approximately $17.7 million of this amount pertains to leases included in Active Redevelopment Projects on page 29. National and regional tenants represent 71% of the leased but not yet rent commenced pipeline. The below table illustrates the gross revenue expected to be recognized, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
$25
$20
$15
$10
$5
$0
Gross Rent ($ in millions)
$1.5
0.7
0.8
$11.5
4.1
7.4
$17.7
5.0
12.7
$20.9
5.2
15.7
$22.9
5.2
17.7
2022
2023
2024
2025
2026
Year
Leases included in development
Other Leases

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since March 31, 2022:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of March 31, 2022	$21,500
Less: Leases commenced during the second quarter	(5,100)
Plus: Leases executed during the second quarter	6,500
Leases executed but not yet rent commenced as of June 30, 2022	$22,900

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2022

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	18,000	0.1%	$20.18	30	79,000	3.2%	$25.87	31	97,000	0.7%	$24.81
2022	4	163,000	1.4%	29.74	36	80,000	3.2%	34.56	40	243,000	1.7%	31.33
2023	19	600,000	5.0%	18.95	81	243,000	9.8%	38.85	100	843,000	5.8%	24.69
2024	37	1,269,000	10.5%	18.14	67	215,000	8.7%	33.99	104	1,484,000	10.2%	20.43
2025	28	1,075,000	8.9%	15.72	52	179,000	7.2%	36.25	80	1,254,000	8.6%	18.65
2026	21	688,000	5.7%	18.53	77	251,000	10.1%	36.67	98	939,000	6.5%	23.38
2027	21	828,000	6.9%	12.06	73	267,000	10.8%	32.90	94	1,095,000	7.5%	17.14
2028	17	749,000	6.2%	21.21	40	148,000	6.0%	39.15	57	897,000	6.2%	24.17
2029	31	1,384,000	11.5%	19.84	42	152,000	6.1%	42.55	73	1,536,000	10.6%	22.08
2030	15	1,091,000	9.0%	12.72	31	110,000	4.4%	47.01	46	1,201,000	8.3%	15.86
2031	15	955,000	7.9%	15.36	18	70,000	2.8%	33.23	33	1,025,000	7.1%	16.58
2032	9	280,000	2.3%	16.02	39	137,000	5.5%	33.26	48	417,000	2.9%	21.69
Thereafter	36	2,275,000	19.0%	15.20	29	133,000	5.5%	36.88	65	2,408,000	16.4%	16.40
Subtotal/Average	254	11,375,000	94.4%	$16.75	615	2,064,000	83.3%	$36.71	869	13,439,000	92.5%	$19.82
Vacant	23	681,000	5.6%	N/A	161	414,000	16.7%	N/A	184	1,095,000	7.5%	N/A
Total/Average	277	12,056,000	100.0%	N/A	776	2,478,000	100.0%	N/A	1,053	14,534,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties (excluded from the table above) is $7.18 per square foot as of June 30, 2022.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of June 30, 2022

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	18,000	0.1%	$20.18	30	79,000	3.2%	$25.87	31	97,000	0.7%	$24.81
2022	2	87,000	0.7%	27.76	29	63,000	2.5%	38.24	31	150,000	1.0%	32.16
2023	3	48,000	0.4%	30.97	58	159,000	6.4%	43.34	61	207,000	1.4%	40.47
2024	6	134,000	1.1%	13.18	41	113,000	4.6%	37.24	47	247,000	1.7%	24.19
2025	10	290,000	2.4%	19.64	27	81,000	3.3%	40.43	37	371,000	2.6%	24.17
2026	6	103,000	0.9%	24.25	38	105,000	4.2%	42.89	44	208,000	1.4%	33.66
2027	3	57,000	0.5%	21.22	36	109,000	4.4%	29.22	39	166,000	1.1%	26.47
2028	6	333,000	2.8%	15.82	35	99,000	4.0%	39.74	41	432,000	3.0%	21.30
2029	14	410,000	3.4%	23.29	28	94,000	3.8%	45.79	42	504,000	3.5%	27.49
2030	10	281,000	2.3%	20.92	27	94,000	3.8%	41.83	37	375,000	2.6%	26.16
2031	12	316,000	2.6%	22.00	28	83,000	3.4%	39.35	40	399,000	2.7%	25.61
2032	7	257,000	2.1%	17.72	27	85,000	3.4%	38.61	34	342,000	2.4%	22.91
Thereafter	174	9,041,000	75.1%	23.05	211	900,000	36.3%	46.30	385	9,941,000	68.4%	25.16
Subtotal/Average	254	11,375,000	94.4%	$22.54	615	2,064,000	83.3%	$42.49	869	13,439,000	92.5%	$25.61
Vacant	23	681,000	5.6%	N/A	161	414,000	16.7%	N/A	184	1,095,000	7.5%	N/A
Total/Average	277	12,056,000	100.0%	N/A	776	2,478,000	100.0%	N/A	1,053	14,534,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties assuming exercise of all options at future tenant rent (excluded from the table above) is $8.47 per square foot as of June 30, 2022.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Olympic)	31,000	100.0%	$80.50	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	43.8%	72.00	—	Sweetgreen
Connecticut:
Newington	189,000	90.0%	9.55	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	92.5%	23.97	—	Sprouts, Staples, HomeGoods, Five Below, Ulta, Kirkland's, DSW
Rockville	94,000	98.0%	25.18	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.27	—	Best Buy
Woodmore Towne Centre(6)	712,000	96.7%	17.37	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	62.1%	31.46	—	PetSmart
Hyde Park (Shops at Riverwood)(6)	76,000	100.0%	25.69	$21,466	Price Rite, Planet Fitness, Goodwill
Revere (Wonderland Marketplace)	140,000	100.0%	13.43	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.77	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.00	—	Fun City
New Jersey:
Bergen Town Center - East, Paramus	253,000	93.8%	22.39	—	Lowe's, REI, Best Buy
Bergen Town Center - West, Paramus	1,058,000	91.0%	30.90	$300,000	Whole Foods Market, Target, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's (lease not commenced)
Brick	276,000	97.7%	20.60	$49,099	ShopRite, Kohl's, Marshalls, Old Navy
Carlstadt (leased through 2050)(3)	78,000	98.3%	23.75	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	76.2%	14.88	$29,000	Aldi, LA Fitness, Raymour & Flanigan, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	14.89	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	98.5%	21.67	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls
East Rutherford	197,000	100.0%	12.93	$23,000	Lowe's
Garfield	298,000	100.0%	15.91	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	24.27	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	85.1%	18.14	$21,769	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy, National retailer (lease not commenced)
Jersey City (Hudson Commons)	236,000	100.0%	13.99	$27,758	Lowe's, P.C. Richard & Son
Kearny	118,000	100.0%	23.80	—	LA Fitness, Marshalls, Ulta
Lodi (Washington Street)	43,000	100.0%	20.13	—	Dollar Tree
Manalapan	208,000	87.7%	20.44	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring
Marlton	218,000	100.0%	16.50	$37,400	ShopRite, Kohl's, PetSmart
Middletown (Town Brook Commons)	231,000	97.4%	13.56	$31,116	Stop & Shop, Kohl's
Millburn	104,000	89.5%	28.93	$22,717	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Morris Plains (Briarcliff Commons)(6)	176,000	94.7%	23.52	—	Uncle Giuseppe's, Kohl's
North Bergen (Kennedy Commons)	62,000	100.0%	14.65	—	Food Bazaar
North Bergen (Tonnelle Commons)	410,000	100.0%	21.92	$99,720	BJ's Wholesale Club, Walmart, PetSmart
North Plainfield (West End Commons)	241,000	99.1%	11.73	$24,881	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	49.35	—	24 Hour Fitness
Rockaway	189,000	93.1%	14.52	$27,548	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	100.0%	21.97	—	Staples, Party City
Totowa	271,000	100.0%	18.30	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Staples
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	90.3%	16.83	—	Lowe's, Burlington
Watchung (Greenbrook Commons)	170,000	100.0%	18.83	$25,839	BJ's Wholesale Club, Aldi (lease not commenced)
Woodbridge (Woodbridge Commons)	225,000	98.2%	13.54	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	332,000	91.9%	19.08	$52,947	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby
New York:
Bronx (Gun Hill Commons)	81,000	100.0%	36.88	$24,434	Aldi, Planet Fitness
Bronx (Bruckner Commons)(6)	396,000	39.5%	45.38	—	ShopRite, Burlington
Bronx (Shops at Bruckner)	115,000	100.0%	38.32	$9,362	Marshalls, Old Navy, Aldi (lease not commenced), Lot Less (lease not commenced), Five Below (lease not commenced)
Brooklyn (Kingswood Center)	129,000	84.3%	35.98	$70,374	T.J. Maxx, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)	107,000	69.5%	41.86	—	Target, Marshalls, Maimonides Medical
Buffalo (Amherst Commons)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	24.62	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	26.32	$43,100	The Home Depot, Staples
Huntington	207,000	74.4%	20.06	—	ShopRite (lease not commenced), Marshalls, Old Navy, Petco
Inwood (Burnside Commons)	100,000	90.7%	17.35	—	Bingo Wholesale (lease not commenced)
Mt. Kisco	189,000	98.5%	17.19	$12,075	Stop & Shop, Target
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	45,000	83.8%	42.47	—	Northwell Health
Rochester (Henrietta) (leased through 2056)(3)	165,000	97.9%	4.46	—	Kohl's
Staten Island (Forest Commons)	165,000	96.6%	24.83	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School
Yonkers Gateway Center	448,000	94.1%	15.92	$25,892	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	14.79	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall(6)	169,000	75.8%	16.40	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital (lease not commenced)
Glenolden (MacDade Commons)	102,000	100.0%	12.92	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	5.27	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre	184,000	92.5%	13.14	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchens
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	355,000	84.1%	29.35	$121,811	Sector Sixty6 (lease not commenced), Forever 21, Old Navy
Montehiedra(6)	540,000	84.2%	20.27	$78,479	The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy, Ralph's Food Warehouse (lease not commenced)
Total Retail Portfolio	14,534,000	92.5%	$19.82	$1,667,937
INDUSTRIAL:
East Hanover Warehouses(9)	1,218,000	84.6%	6.84	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Givaudan Flavors, Reliable Tire, Nutra-Med
Lodi (Route 17 North)	127,000	100.0%	9.95	—	AAA Wholesale Group
Total Industrial	1,345,000	86.1%	$7.18	$40,700

Massapequa, NY (Sunrise Mall) (portion leased through 2069)(4)(6)(8)	1,228,000	39.0%	8.96	—	Macy's, Dick's Sporting Goods, Dave & Buster's, Raymour & Flanigan, HomeGoods

Total Urban Edge Properties	17,107,000	88.1%	$18.46	$1,708,637
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $21.86 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended June 30, 2022 and 2021.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) Includes the acquisition of 40 Carmans Road.
(9) Includes 151 Ridgedale Avenue and 601 Murray Road which were acquired in August 2021. These properties are included in our non-same property pool for the quarter ended June 30, 2022.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2022
(dollars in thousands)

2022 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
2/24/2022	40 Carmans Road	Massapequa	NY	12,000	$4,120
6/8/2022	The Shops at Riverwood	Hyde Park	MA	78,000	$32,905

2022 Property Dispositions:

None.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2022
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 6/30/22	Target Stabilization(2)	Description and status
Bergen Town Center (Phase B)(3)	$44,300		$2,500	2Q25	Ground-up development of an 80,000 sf medical office building for Hackensack Meridian Health on a vacant outparcel facing Route 4
Bergen Town Center (Phase A)(3)	23,800		11,200	2Q23	Retenanting former Century 21 box with Kohl's
Huntington Commons (Phase A)(3)	22,600		19,400	4Q22	Retenanting former Kmart box with ShopRite and Marshalls
Las Catalinas(3)	12,900		4,500	2Q23	Retenanting former Kmart box with Sector Sixty6
The Outlets at Montehiedra (Phase C)(5)	12,100		200	3Q24	Demising and retenanting former Kmart box with Ralph's Food Warehouse and Urology Hub
Kearny Commons(3)	11,900		11,400	4Q22	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and small shops as well as adding a freestanding Starbucks (open)
Broomall Commons (Phase B)(5)	10,300		2,100	4Q23	Retenanting 19,000 sf former A.C. Moore with Nemours Children's Hospital and backfilling remaining 41,000 sf of former Giant box
Hudson Mall(3)	9,700		1,500	3Q23	Retenanting former Toys "R" Us box with national retailer
The Outlets at Montehiedra (Phase A)(5)	9,200		6,300	1Q23	Constructing new 14,000± sf building for Walgreens and Global Mattress and a new 3,000± sf pad for Arby's
Shops at Bruckner (Phase B)(3)	9,100		500	2Q23	Retenanting with Aldi and Lot Less
Huntington Commons (Phase B)(3)	8,500		3,100	4Q23	Center repositioning and renovations
Burnside Commons(3)	6,900		200	4Q23	Retenanting anchor vacancy with Bingo Wholesale
Shops at Bruckner (Phase A)(3)	6,200		1,800	4Q22	Relocating Jimmy Jazz to former Carter's space and retenanting former Jimmy Jazz and Danice spaces with Five Below; renovating façade and upgrading common areas
Walnut Creek(3)	3,500		1,900	4Q23	Retenanting former Z Gallerie with Sweetgreen (open) and remaining 4,000 sf
Mt. Kisco Commons(3)	3,000		2,800	4Q22	Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant
The Plaza at Cherry Hill(3)	2,800		400	1Q23	Relocating and expanding Total Wine
Briarcliff Commons (Phase B)(5)	2,700		400	2Q23	Developing new 4,000± sf pad for CityMD
Wilkes-Barre (Phase B)(3)	2,400		500	3Q22	Retenanting former Babies "R" Us box with Wren Kitchens (open)
The Outlets at Montehiedra (Phase B)(5)	2,200		100	2Q24	Developing new 6,000± sf pad for Texas Roadhouse
Yonkers Gateway Center(3)	1,700		100	3Q23	Retenanting end cap space with Wren Kitchens

Total	$205,800	(4)	$70,900

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 30. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 10% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2022
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 6/30/22	Stabilization(2)	Description
Tonnelle Commons (Phase B)(3)	$3,000		$2,400	2Q22	Retenanted former Staples with Five Below and Skechers
Lodi (Route 17 North)(3)	12,600		11,500	2Q22	Converted former National Wholesale Liquidator space into 127,000± sf industrial space for AAA Wholesale Group
Broomall Commons (Phase A)(6)	7,300		6,200	2Q22	Retenanted 44,000± sf of the former Giant Food space with Amazon Fresh
Briarcliff Commons (Phase A)(6)	10,600		10,500	1Q22	Retenanted former ShopRite with Uncle Giuseppe's
Plaza at Woodbridge(3)	4,100		4,100	1Q22	Repurposed 82,000± sf of unused basement space into Extra Space self-storage facility
Tonnelle Commons (Phase A)(3)	11,000		11,000	4Q21	Added 102,000± sf CubeSmart self-storage facility on excess land
Salem(3)	1,500		1,500	4Q21	Retenanted former Babies "R" Us box with Fun City

Total	$50,100	(4)	$47,200

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
Brick Commons(3)	Brick Township, NJ	Develop new pad
Bruckner Commons(6)	Bronx, NY	Redevelop center including consideration of alternate uses
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with redevelopment and renovation opportunities including retail and amenity upgrades and consideration of alternate uses
Marlton Commons(3)	Marlton, NJ	Develop new small shop space and renovate facade
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 12% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2022 and December 31, 2021
(in thousands)

	June 30, 2022	December 31, 2021
Secured fixed rate debt	$1,548,659	$1,534,324
Secured variable rate debt	159,978	161,084
Total debt	$1,708,637	$1,695,408

% Secured fixed rate debt	90.6%	90.5%
% Secured variable rate debt	9.4%	9.5%
Total	100%	100%

Secured mortgage debt	$1,708,637	$1,695,408
Unsecured debt(1)	—	—
Total debt	$1,708,637	$1,695,408

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	—	—
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.6 years	4.9 years
Weighted average remaining maturity on unsecured debt	N/A	N/A

Total market capitalization (see page 16)	$3,572,885

% Secured mortgage debt	47.8%
% Unsecured debt	—%
Total debt: Total market capitalization	47.8%

Weighted average interest rate on secured mortgage debt(2)	4.02%	3.88%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) No amounts are currently outstanding on our unsecured $600 million line of credit. The agreement has a maturity date of January 29, 2024 with two six-month extension options. Borrowings under the agreement bear interest at LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2022 and December 31, 2021
(dollars in thousands)

Property	Maturity Date	Rate	June 30, 2022	December 31, 2021	Percent of Mortgage Debt at June 30, 2022
Bergen Town Center	4/8/2023	3.56%	$300,000	$300,000	17.6%
Shops at Bruckner	5/1/2023	3.90%	9,362	9,698	0.5%
Hudson Mall	12/1/2023	5.07%	21,769	22,154	1.3%
Yonkers Gateway Center	4/6/2024	4.16%	25,892	26,774	1.5%
Hudson Commons(1)	11/15/2024	2.96%	27,758	28,034	1.6%
Greenbrook Commons(1)	11/15/2024	2.96%	25,839	26,097	1.5%
Gun Hill Commons(1)	12/1/2024	2.96%	24,434	24,680	1.4%
Brick Commons	12/10/2024	3.87%	49,099	49,554	2.9%
Plaza at Cherry Hill(2)	6/3/2025	4.50%	29,000	28,244	1.7%
West End Commons	12/10/2025	3.99%	24,881	25,100	1.5%
Las Catalinas Mall	2/1/2026	4.43%	121,811	123,977	7.1%
Town Brook Commons	12/1/2026	3.78%	31,116	31,400	1.8%
Rockaway River Commons	12/1/2026	3.78%	27,548	27,800	1.6%
Hanover Commons	12/10/2026	4.03%	63,000	63,000	3.7%
Tonnelle Commons	4/1/2027	4.18%	99,720	100,000	5.8%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.7%
Millburn Gateway Center	6/1/2027	3.97%	22,717	22,944	1.3%
Plaza at Woodbridge(3)	6/8/2027	3.31%	52,947	54,029	3.1%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.0%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.3%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	3.7%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.3%
Kingswood Center	2/6/2028	5.07%	70,374	70,815	4.1%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	3.9%
East Hanover Warehouses	12/1/2028	4.09%	40,700	40,700	2.4%
Marlton Commons	12/1/2028	3.86%	37,400	37,400	2.2%
Union (Vauxhall)	12/10/2028	4.01%	45,600	45,600	2.7%
The Shops at Riverwood	6/24/2029	4.25%	21,466	—	1.3%
Freeport Commons	12/10/2029	4.07%	43,100	43,100	2.5%
The Outlets at Montehiedra	6/1/2030	5.00%	78,479	79,381	4.6%
Montclair	8/15/2030	3.15%	7,250	7,250	0.4%
Garfield Commons	12/1/2030	4.14%	40,300	40,300	2.4%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	6.9%
Mount Kisco Commons	11/15/2034	6.40%	12,075	12,377	0.7%
Total mortgage debt		4.02%	$1,708,637	$1,695,408	100.0%
Unamortized debt issuance costs			(8,793)	(8,218)
Total mortgage debt, net			$1,699,844	$1,687,190
(1)Bears interest at one month London Interbank Offered Rate ("LIBOR") plus 190 bps.
(2)Bears interest at one month Prime Rate plus 50 bps.
(3)Bears interest at one month Secured Overnight Financing Rate (“SOFR”) plus 226 bps. The variable component of the debt is hedged with an interest rate cap agreement to limit SOFR to a maximum of 3%.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of June 30, 2022
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2022(1)	$8,131	$—	$600	$8,731	4.3%	0.5%
2023	20,049	329,436	1,182	350,667	3.7%	20.5%
2024	20,958	143,706	850	165,514	3.6%	9.7%
2025	18,707	52,260	814	71,781	4.3%	4.2%
2026	13,635	218,122	814	232,571	4.2%	13.6%
2027	9,505	306,455	814	316,774	4.1%	18.5%
2028	8,097	264,822	6	272,925	4.4%	16.0%
2029	5,711	57,724	(60)	63,375	4.2%	3.7%
2030	3,170	101,042	(60)	104,152	4.6%	6.1%
Thereafter	5,185	117,200	(238)	122,147	3.5%	7.2%
Total	$113,148	$1,590,767	$4,722	$1,708,637	4.0%	100%
	Unamortized debt issuance costs			(8,793)
	Total outstanding debt, net			$1,699,844
(1) Remainder of 2022.